EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON MARCH 10, 2010
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Mid Cap Growth Fund, a series of RiverSource Equity Series, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"     ABSTENTIONS    BROKER NON-VOTES
-------------------   -----------------------   --------------   ----------------
  226,958,386.553          16,714,117.851       12,871,147.053         0.000

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE PARTNERS SELECT VALUE FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON MARCH 10, 2010
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Mid Cap Value Fund, a series of RiverSource Investment Series, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"    ABSTENTIONS    BROKER NON-VOTES
-------------------   -----------------------   -------------   ----------------
  184,997,135.892          6,066,356.216        9,900,726.187         0.000

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON MARCH 10, 2010
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman Smaller-Cap Value Fund, a series of Seligman Value Fund Series, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"    ABSTENTIONS    BROKER NON-VOTES
-------------------   -----------------------   -------------   ----------------
   73,755,473.341          5,005,777.406        4,477,693.834         0.000